UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2022

RAFAEL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-38411	82-2296593
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Broad Street Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 212 658-1450

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Securities registered pursuant to Section 12(b)-2 of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class B common stock, par value $0.1 per share	RFL	New York Stock Exchange

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) On February 28, 2022, the management and Audit Committee of the Board of Directors of Rafael Holdings, Inc. (the “Company”) concluded that the Company’s previously issued unaudited consolidated interim financial statements as of, and for the quarter ended, October 31, 2021 (the “Prior Period”), should no longer be relied upon because the Company did not correctly allocate non-cash losses to its noncontrolling interests and incorrectly calculated the weighted average shares outstanding by including in the figure nonvested restricted stock in the Prior Period resulting in material misstatements of certain balance sheet, statement of operations and comprehensive loss and statements of equity items for, and as of the end of, the Prior Period. Additionally, the Company’s earnings release and any similar communications should no longer be relied upon to the extent that they relate to its unaudited consolidated interim financial statements for the Prior Period. The items described above will result in the restatement of the Company’s unaudited consolidated interim financial statements for the Prior Period.

Management has concluded that, as of the end of the Prior Period, there existed material weaknesses in internal control over financial reporting, as the Company did not maintain effective controls over the Company’s consolidation process as related to the allocation of non-cash losses between the Company and noncontrolling interests, and did not design effective controls over the application of accounting principles generally accepted in the United States (“GAAP”) related to the calculation of weighted average shares outstanding used in earnings per share. Management of the Company has re-evaluated its assessment of the Company’s disclosure controls and procedures and internal control over financial reporting as of October 31, 2021 and concluded that it was ineffective as of such date.

As soon as practicable, the Company intends to amend its Quarterly Report on Form 10-Q for the quarter ended October 31, 2021 (the “Original Filing”) to reflect the restatement of its unaudited consolidated interim financial statements for the Prior Period and the change in management’s conclusion regarding the effectiveness of the Company’s disclosure controls and procedures and internal control over financial reporting as of October 31, 2021 (the “Amended Form 10-Q”).

The Company expects its restated unaudited consolidated interim financial statements for the Prior Period to be included in the Amended Form 10-Q to differ from the amounts reported in the Original Filing. The restated amounts for the Prior Period are expected to be approximately as follows:

	As Previously Reported	Adjustment	As Restated
Consolidated Balance Sheet as of October 31, 2021
Accumulated deficit at October 31, 2021	$(170,118)	$17,295	$(152,823)
Total equity attributable to Rafael Holdings, Inc.	$98,736	$17,295	$116,031
Noncontrolling interests at October 31, 2021	$14,326	$(17,295)	$(2,969)
Total stockholders’ equity at October 31, 2021	$113,062	$—	$113,062

Consolidated Statements of Operations and Comprehensive Loss for the Three Months Ended October 31, 2021
Consolidated net loss	$(129,411)	$—	$(129,411)
Net loss attributable to noncontrolling interests	$(92)	$(17,295)	$(17,387)
Net loss attributable to Rafael Holdings, Inc.	$(129,319)	$17,295	$(112,024)
Basic and diluted loss per share	$(6.49)	$0.58	$(5.91)
Weighted average shares outstanding	19,925,140	(977,056)	18,948,084

Consolidated Statements of Equity, Three Months Ended October 31, 2021
Net loss attributable to noncontrolling interests	$(92)	$(17,295)	$(17,387)
Net loss attributable to Rafael Holdings, Inc.	$(129,319)	$17,295	$(112,024)
Accumulated deficit at October 31, 2021	$(170,118)	$17,295	$(152,823)
Noncontrolling interests at October 31, 2021	$14,326	$(17,295)	$(2,969)

The Audit Committee of the Board of Directors of the Company has discussed the matters disclosed herein with CohnReznick LLP, the Company’s independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAFAEL HOLDINGS, INC.

By:	/s/ William Conkling
William Conkling
Chief Executive Officer

Dated: February 28, 2022

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